Exhibit 99.2
The following supplemental information should be read in connection with Collegiate Funding Service Inc.’s Quarterly Report on Form 10-Q for the Quater Ended September 30, 2005.

Collegiate Funding Services, Inc.
Consolidated Balance Sheets
(dollars in thousands)
(unaudited except for December 31, 2004)

	Mar. 31, 2005	Jun. 30, 2005	Sep. 30, 2005	Dec. 31, 2005	Mar. 31, 2004	Jun. 30, 2004	Sep. 30, 2004	Dec. 31, 2004

Assets
Cash and cash equivalents	$23,980	$14,242	$17,982	$—	$14,855	$7,779	$2,409	$12,925
Restricted cash	156,427	128,087	84,408		79,371	144,086	104,271	80,128
Accounts receivable, net	7,239	9,560	15,784		3,908	3,225	17,043	10,353
Student loans, net of allowance	5,111,559	5,412,749	5,642,706		3,449,045	3,735,516	4,075,050	4,659,842
Accrued interest receivable	52,234	61,710	72,357		22,166	26,369	32,932	42,844
Income taxes receivable	1,078	1,525	1,208		7,694	7,694	6,948	6,588
Property and equipment, net	13,707	14,223	13,731		12,676	12,507	13,649	14,622
Goodwill	188,729	192,260	192,983		160,705	193,084	189,309	188,729
Deferred financing costs, net	20,225	19,644	19,699		12,033	16,410	16,160	15,560
Other assets	11,614	12,152	11,466		3,030	13,399	13,136	11,200

Total assets	$5,586,792	$5,866,152	$6,072,324	$—	$3,765,483	$4,160,069	$4,470,907	$5,042,791

Liabilities, preferred stock of consolidated subsidiary and stockholders’ equity

Liabilities
Asset-backed notes and lines of credit	$5,313,877	$5,586,741	$5,768,690	$—	$3,574,180	$3,926,972	$4,224,265	$4,782,670
Other debt obligations, net	14,538	14,589	14,641		36,832	68,884	26,826	14,486
Capital lease obligations	1,629	1,507	1,383		1,829	1,691	1,867	1,749
Accounts payable	4,145	2,756	1,815		1,871	3,416	4,433	2,315
Accrued interest payable	9,015	5,220	5,373		1,996	3,843	2,429	5,116
Other accrued liabilities	22,862	26,992	40,145		18,097	15,805	22,379	26,074
Deferred income taxes, net	20,655	21,067	22,789		12,859	17,378	15,204	18,669

Total liabilities	5,386,721	5,658,872	5,854,836		3,647,664	4,037,989	4,297,403	4,851,079

Preferred stock of consolidated subsidiary					91,252	93,444

Stockholders’ equity
Common stock	31	32	32		21	21	30	30
Notes receivable					(328)	(328)
Additional paid-in capital	158,312	158,939	159,863		20,453	20,458	157,345	157,823
Retained earnings	41,728	48,309	57,593		6,421	8,485	16,129	33,859

Total stockholders’ equity	200,071	207,280	217,488		26,567	28,636	173,504	191,712

Total liabilities, preferred stock of consolidated subsidiary and stockholders’ equity	$5,586,792	$5,866,152	$6,072,324	$—	$3,765,483	$4,160,069	$4,470,907	$5,042,791

Collegiate Funding Services, Inc.
Consolidated Statements of Income
(dollars in thousands, except per share amounts)
(unaudited except for year-to-date 2004)

	Quarter Ended					Quarter Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Year-	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Year-
	2005	2005	2005	2005	to-Date	2004	2004	2004	2004	to-Date
Net Revenue
Interest income	$54,074	$63,808	$74,454	$—	$192,336	$26,864	$31,194	$36,738	$44,721	$139,517
Interest expense	37,114	46,743	55,630		139,487	13,078	15,518	20,242	27,773	76,611

Net interest income	16,960	17,065	18,824		52,849	13,786	15,676	16,496	16,948	62,906
Provision for (reversal of) loan losses	583	2,205	1,451		4,239	927	(1,467)	726	769	955

Net interest income after provision for (reversal of) loan losses	16,377	14,860	17,373		48,610	12,859	17,143	15,770	16,179	61,951
Fee income	30,626	38,747	44,354		113,727	21,773	20,976	43,310	50,376	136,435

Net revenue	47,003	53,607	61,727		162,337	34,632	38,119	59,080	66,555	198,386
Expenses
Salaries and related benefits	16,011	17,269	18,395		51,675	13,981	16,172	17,423	16,390	63,966
Other selling, general and administrative expenses:
Marketing and mailing costs	10,560	14,126	15,635		40,321	6,425	10,887	17,501	11,646	46,459
Communications and data processing	1,931	2,115	2,002		6,048	1,708	1,799	2,274	2,271	8,052
Management and consulting fees	600	360	313		1,273	938	799	600	600	2,937
Professional fees	1,673	2,155	2,450		6,278	1,055	1,374	1,637	2,034	6,100
Depreciation and amortization	1,829	1,916	2,051		5,796	1,250	1,347	1,702	1,715	6,014
Other general and administrative	2,739	4,296	1,641		8,676	2,409	2,645	3,499	2,919	11,472

Total selling, general and administrative expenses	19,332	24,968	24,092		68,392	13,785	18,851	27,213	21,185	81,034
Swap interest (income) expense	(1,121)	(290)	(316)		(1,727)	1,582	2,023	643	(874)	3,374
Derivative and investment mark-to-market (income) expense	(306)	819	(7)		506	(226)	(5,888)	245	422	(5,447)
Debt extinguishment			4,329		4,329

Total expenses	33,916	42,766	46,493		123,175	29,122	31,158	45,524	37,123	142,927

Income before income tax provision and accretion of dividends on preferred stock	13,087	10,841	15,234		39,162	5,510	6,961	13,556	29,432	55,459
Income tax provision	5,218	4,260	5,950		15,428	2,204	2,705	5,405	11,702	22,016

Income before accretion of dividends	7,869	6,581	9,284		23,734	3,306	4,256	8,151	17,730	33,443
Accretion of dividends on preferred stock						2,116	2,192	507		4,815

Net income	$7,869	$6,581	$9,284	$—	$23,734	$1,190	$2,064	$7,644	$17,730	$28,628

Weighted average common shares outstanding, diluted	32,379,960	32,413,322	32,235,057		32,237,631	22,912,108	22,925,616	30,710,055	32,351,370	27,254,317
Earnings per common share, diluted	$0.24	$0.20	$0.29		$0.74	$0.05	$0.09	$0.25	$0.55	$1.05

     The following table sets forth, for the periods indicated, information regarding the total amounts and rates of interest income from interest-earning assets and interest expense from interest-bearing liabilities.

	Quarter Ended
	March 31, 2005				June 30, 2005				September 30, 2005			December 31, 2005			Year-to-date 2005
(dollars in thousands)	(unaudited)				(unaudited)				(unaudited)			(unaudited)			(unaudited)
			Average				Average				Average			Average			Average
		Interest	Rates			Interest	Rates			Interest	Rates		Interest	Rates		Interest	Rates
	Average	Income/	Earned/		Average	Income/	Earned/		Average	Income/	Earned/	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid		Balance	Expense	Paid		Balance	Expense	Paid	Balance	Expense	Paid	Balance	Expense	Paid
Interest-earning assets:
Cash and cash equivalents	$20,762	$330	6.45%		$18,218	$346	7.62%		$17,600	$336	7.57%	$—	$—	—%	$18,809	$1,012	7.19%
Restricted cash	139,503	905	2.63		178,645	1,455	3.27		146,364	1,523	4.13				157,353	3,883	3.30
Student loans	4,881,930	68,152	5.66		5,264,156	78,605	5.99		5,551,425	89,771	6.42				5,225,329	236,528	6.05
Borrower benefits		(1,077)	(0.09)			(1,185)	(0.09)			(1,209)	(0.09)					(3,471)	(0.09)
Department of Education rebate (1)		(12,904)	(1.07)			(13,827)	(1.05)			(14,484)	(1.04)					(41,215)	(1.05)
Amortization (2)		(1,332)	(0.11)			(1,586)	(0.12)			(1,483)	(0.11)					(4,401)	(0.11)

Student loans, net of borrower benefits, Department of Education rebate and amortization	4,881,930	52,839	4.39		5,264,156	62,007	4.73		5,551,425	72,595	5.18				5,225,329	187,441	4.80

Total interest-earning assets	$5,042,195	$54,074	4.35%		$5,461,019	$63,808	4.69%		$5,715,389	$74,454	5.17%	$—	$—	—%	$5,401,491	$192,336	4.76%
Interest-bearing liabalities:

Asset-backed notes and lines of credit	$5,055,096	$36,649	2.94%		$5,471,068	$46,279	3.39%		$5,720,728	$55,315	3.84%	$—	$—	—%	$5,408,695	$138,243	3.42%
Other debt obligations, net	14,512	436	12.18		14,564	437	12.04		14,615	291	7.90				14,564	1,164	10.69
Capital lease obligations	1,689	29	6.96		1,568	27	6.91		1,445	24	6.59				1,567	80	6.83

Total interest-bearing liabilities	$5,071,297	$37,114	2.97%		$5,487,200	$46,743	3.42%		$5,736,788	$55,630	3.85%	$—	$—	%	$5,424,826	$139,487	3.44%

Net Interest income and margin		$16,960	1.36	%(3)		$17,065	1.26	%(3)		$18,824	1.31%		$—	—%		$52,849	1.31	%(3)

(1)	Reflects the 1.05% per annum rebate fee on FFELP consolidation loans that is paid monthly divided by the average balance of student loans.

(2)	Represents the amortization of capitalized origination costs, deferred revenue and purchase accounting adjustments, including the 0.50% fee payable to the Department of Education on the origination of FFELP loans.

(3)	Net interest margin is net interest income divided by the average total interest-earning assets.

The following table sets forth, for the periods indicated, information regarding the total amounts and rates of interest income from interest-earning assets and interest expense from interest-bearing liabilities.

	Quarter Ended
	March 31, 2004				June 30, 2004				September 30, 2004				December 31, 2004				Year-to-date 2004
(dollars in thousands)	(unaudited)				(unaudited)				(unaudited)				(unaudited)
			Average				Average				Average				Average				Average
		Interest	Rate			Interest	Rates			Interest	Rates			Interest	Rates			Interest	Rates
	Average	Income/	Earned/		Average	Income/	Earned/		Average	Income/	Earned/		Average	Income/	Earned/		Average	Income/	Earned/
	Balance	Expense	Paid		Balance	Expense	Paid		Balance	Expense	Paid		Balance	Expense	Paid		Balance	Expense	Paid
Interest-earning assets:
Cash and cash equivalents	$14,745	$185	5.05%		$11,994	$120	4.02%		$7,389	$139	7.48%		$8,865	$338	15.17%		$11,302	$782	6.92%
Restricted cash	92,122	226	0.99		189,097	348	0.74		141,298	586	1.65		115,105	687	2.37		140,213	1,847	1.32
Student loans	3,153,154	36,271	4.63		3,613,439	41,998	4.67		3,923,198	48,168	4.88		4,342,261	57,205	5.24		3,758,153	183,642	4.89
Borrower benefits		(666)	(0.09)			(755)	(0.08)			(801)	(0.08)			(841)	(0.08)			(3,063)	(0.09)
Department of Education rebate (1)		(8,487)	(1.08)			(9,581)	(1.07)			(10,411)	(1.05)			(11,535)	(1.06)			(40,014)	(1.06)
Amortization (2)		(665)	(0.08)			(936)	(0.10)			(943)	(0.10)			(1,133)	(0.10)			(3,677)	(0.10)

Student loans, net of borrower benefits, Department of Education rebate and amortization	3,153,154	26,453	3.38		3,613,439	30,726	3.42		3,923,198	36,013	3.65		4,342,261	43,696	4.00		3,758,153	136,888	3.64
Total interest-earning assets	$3,260,021	$26,864	3.31%		$3,814,530	$31,194	3.29%		$4,071,885	$36,738	3.59%		$4,466,231	$44,721	3.98%		$3,909,668	$139,517	3.57%

Interest-bearing liabilities:
Asset-backed notes and lines of credit	$3,283,244	$12,406	1.52%		$3,845,178	$14,546	1.52%		$4,103,620	$19,511	1.89%		$4,491,591	$27,199	2.41%		$3,936,086	$73,662	1.87%
Other debt obligations, net	39,606	639	6.49		60,858	931	6.15		37,328	703	7.49		20,809	542	10.36		38,605	2,815	7.29
Capital lease obligations	1,871	33	7.09		1,752	41	9.41		1,709	28	6.52		1,808	32	7.04		1,782	134	7.52
Total interest-bearing liabilities	$3,324,721	$13,078	1.58%		$3,907,788	$15,518	1.60%		$4,142,657	$20,242	1.94%		$4,514,208	$27,773	2.45%		$3,976,473	$76,611	1.93%

Net interest income and margin		$13,786	1.70	%(3)		$15,676	1.65	%(3)		$16,496	1.61	%(3)		$16,948	1.51	%(3)		$62,906	1.61	% (3)

(1)	Reflects the 1.05% per annum rebate fee on FFELP consolidation loans that is paid monthly divided by the average balance of student loans.

(2)	Represents the amortization of capitalized origination costs, deferred revenue and purchase accounting adjustments, including the 0.50% fee payable to the Department of Education on the origination of FFELP loans.

(3)	Net interest margin is net interest income divided by the average total interest-earning assets.

Net Portfolio Margin Analysis
The following table sets forth the net portfolio margin on average student loans and restricted cash for the periods indicated. We define net portfolio margin as being equal to the weighted average yield on loans and restricted cash after amortization of capitalized origination costs and purchase accounting adjustments, less the weighted interest expense on the debt we incur to finance the loans. A reconciliation of net portfolio margin to most comparable financial measurement has been prepared in accordance with GAAP is provided below. Management believes that net portfolio margin provides investors with information that is useful in evaluating the earnings performance of our loan portfolio.

Non-GAAP	Quarter Ended
	March 31, 2005		June 30, 2005		September 30, 2005		December 31, 2005		Year-to-Date 2005
	Dollars	%	Dollars	%	Dollars	%	Dollars	%	Dollars	%
(dollars in thousands)	(unaudited)		(unaudited)		(unaudited)		(unaudited)

Student loan and restricted cash yield	$69,057	5.58%	$80,060	5.90%	$91,294	6.35%	$—	—	$240,411	5.97%
Borrower benefits	(1,077)	(0.09)	(1,185)	(0.09)	(1,209)	(0.08)			(3,471)	(0.09)
Department of Education rebate (1)	(12,904)	(1.04)	(13,827)	(1.02)	(14,484)	(1.01)			(41,215)	(1.02)
Amortization (2)	(1,332)	(0.11)	(1,586)	(0.12)	(1,483)	(0.10)			(4,401)	(0.11)

Net student loan and restricted cash yield	53,744	4.34	63,462	4.68	74,118	5.16			191,324	4.75

Asset-backed notes and lines of credit	(36,649)	(2.96)	(46,279)	(3.41)	(55,315)	(3.85)			(138,243)	(3.43)

Net portfolio margin	17,095	1.38	17,183	1.27	18,803	1.31			53,081	1.32

Floor income (3)	(3,153)	(0.26)	(1,944)	(0.15)	(874)	(0.06)			(5,971)	(0.15)

Net portfolio margin net of floor income	$13,942	1.12%	$15,239	1.12%	$17,929	1.25%	$—		$47,110	1.17%

Reconciliation to net interest income:
Net portfolio margin net of floor income	$13,942		$15,239		$17,929		$—		$47,110
Plus: interest income on cash and cash equivalents	330		346		336				1,012
Less: interest expense on other debt obligations, net	(436)		(437)		(291)				(1,164)
Less: interest expense on capital lease obligations	(29)		(27)		(24)				(80)
Plus: floor income (3)	3,153		1,944		874				5,971

Net interest income	$16,960		$17,065		$18,824		$—		$52,849

Average balance of student loans and restricted cash	$5,021,433		$5,442,801		$5,697,789		$—		$5,382,682

(1)	Reflects the 1.05% per annum rebate fee on FFELP consolidation loans that is paid monthly divided by the average balance of students loans and restricted cash.

(2)	Represents the amortization of capitalized origination costs, deferred revenue and purchase accounting adjustments, including the 0.50% fee payable to the Department of Education on the origination of FFELP loans.

(3)	Represents the amount by which fixed rate interest income exceeds the special allowance payment spread set by the Department of Education plus the variable rate. The company previously reported this amount net of borrower benefits.

Net Portfolio Margin Analysis
The following table sets forth the net portfolio margin on average student loans and restricted cash for the periods indicated. We define net portfolio margin as being equal to the weighted average yield on loans and restricted cash after amortization of capitalized origination costs and purchase accounting adjustments, less the weighted interest expense on the debt we incur to finance the loans. A reconciliation of net portfolio margin to most comparable financial measurement has been prepared in accordance with GAAP is provided below. Management believes that net portfolio margin provides investors with information that is useful in evaluating the earnings performance of our loan portfolio.

Non-GAAP	Quarter Ended
	March 31, 2004		June 30, 2004		September 30, 2004		December 31, 2004		Year-to-Date 2004
	Dollars	%	Dollars	%	Dollars	%	Dollars	%	Dollars	%
(dollars in thousands)	(unaudited)		(unaudited)		(unaudited)		(unaudited)

Student loan and restricted cash yield	$36,497	4.52%	$42,346	4.48%	$48,754	4.77%	$57,892	5.17%	$185,489	4.76%
Borrower benefits	(666)	(0.08)	(755)	(0.08)	(801)	(0.08)	(841)	(0.08)	(3,063)	(0.08)
Department of Education rebate (1)	(8,487)	(1.05)	(9,581)	(1.01)	(10,411)	(1.02)	(11,535)	(1.03)	(40,014)	(1.03)
Amortization (2)	(665)	(0.08)	(936)	(0.10)	(943)	(0.09)	(1,133)	(0.10)	(3,677)	(0.09)

Net student loan and restricted cash yield	26,679	3.31	31,074	3.29	36,599	3.58	44,383	3.96	138,735	3.56

Asset-backed notes and lines of credit	(12,406)	(1.54)	(14,546)	(1.54)	(19,511)	(1.91)	(27,199)	(2.43)	(73,662)	(1.89)

Net portfolio margin	14,273	1.77	16,528	1.75	17,088	1.67	17,184	1.53	65,073	1.67

Floor income (3)	(7,203)	(0.89)	(7,113)	(0.75)	(5,839)	(0.57)	(4,944)	(0.45)	(25,099)	(0.65)

Net portfolio margin net of floor income	$7,070	0.88%	$9,415	1.00%	$11,249	1.10%	$12,240	1.08%	$39,974	1.02%

Reconciliation to net interest income:
Net portfolio margin net of floor income	$7,070		$9,415		$11,249		$12,240		$39,974
Plus: interest income on cash and cash equivalents	185		120		139		338		782
Less: interest expense on other debt obligations, net	(639)		(931)		(703)		(542)		(2,815)
Less: interest expense on capital lease obligations	(33)		(41)		(28)		(32)		(134)
Plus: floor income (3)	7,203		7,113		5,839		4,944		25,099

Net interest income	$13,786		$15,676		$16,496		$16,948		$62,906

Average balance of student loans and restricted cash	$3,245,276		$3,802,536		$4,064,496		$4,457,366		$3,898,366

(1)	Reflects the 1.05% per annum rebate fee on FFELP consolidation loans that is paid monthly divided by the average balance of students loans and restricted cash.

(2)	Represents the amortization of capitalized origination costs, deferred revenue and purchase accounting adjustments, including the 0.50% fee payable to the Department of Education on the origination of FFELP loans.

(3)	Represents the amount by which fixed rate interest income exceeds the special allowance payment spread set by the Department of Education plus the variable rate. The company previously reported this amount net of borrower benefits.